UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE  OF  REPORT:  (DATE  OF  EARLIEST  EVENT  REPORTED):  JUNE  1,  2004


                            FALCON NATURAL GAS CORP.
                            ------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



           NEVADA                      000-50229               98-0403897
------------------------------       --------------       ---------------------
(STATE  OR  OTHER JURISDICTION        (COMMISSION            (IRS EMPLOYER
    OF  INCORPORATION)                FILE  NUMBER)        IDENTIFICATION  NO.)



       WESTCHASE CENTER, 2500 CITY WEST BLVD., SUITE 300, HOUSTON, TEXAS 77042
     -----------------------------------------------------------------------
                       (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


                                      (713) 267-2240
                                      --------------
                                 (ISSUER TELEPHONE NUMBER)


                                           N/A
                                 ------------------------
                                 (FORMER NAME AND ADDRESS)

ITEM  1.          CHANGES  IN  CONTROL  OF  REGISTRANT

On June 1, 2004, Alan Aitchison acquired 10,000,000 shares of common stock of Falcon Natural Gas Corp. from Massimiliano Pozzoni. Mr. Pozzoni transferred 10,000,000 shares of common stock to Mr. Aitchison as an incentive for Mr. Aitchison to take Mr. Pozzoni's place and become the President, Chief Executive Officer, Secretary and Treasurer of the Registrant. The following individuals will exercise significant influence over the Registrant:

Name                       Number  of  shares             Percentage
----                       ------------------             ----------

Alan  Aitchison                    10,000,000                  15.2%

Massimiliano  Pozzoni               5,000,000                   7.6%

ITEM  5.          OTHER  EVENTS

On June 1, 2004, Massimiliano Pozzoni resigned as President, Chief Executive Officer, Secretary, Treasurer and, in every other capacity in which he held an office, as Officer of the Registrant. On that same date, the Registrant's Board of Directors appointed Alan Aitchison as President, Chief Executive Officer, Secretary, Treasurer and as a Director, to fill a vacancy on the Board of Directors.

Mr. Aitchison has over 20 years of experience in the oil and gas industry. Prior to joining the Registrant, he served as Projects Business Development Manager with Schlumberger Limited, the world's leading oilfield services company. While at Schlumberger, he was in charge of major asset management projects requiring integrated solutions for field optimization and development in Peru, Colombia and Ecuador.


                                   Signatures

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Falcon  Natural  Gas  Corp.

June  21,  2004



Alan  Aitchison
Chief  Executive  Officer